The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

NATIONSTAR 2006-B

IO

		Minimum	Maximum
Scheduled Principal Balance	$3,846,867	$114,650	$359,588
Average Scheduled Principal Balance	$240,429
Number of Mortgage Loans	16

Arrearage	$0	$0	$0

Weighted Average Gross Coupon	7.39%	6.45%	8.85%
Weighted Average FICO Score	632	571	720
Weighted Average Combined Original LTV	82.45%	47.41%	92.39%

Weighted Average Original Term	360 months	360 months	360 months
Weighted Average Stated Remaining Term	358 months	350 months	360 months
Weighted Average Seasoning	2 months	0 months	10 months

Weighted Average Gross Margin	5.552%	3.892%	7.130%
Weighted Average Minimum Interest Rate	7.377%	6.450%	8.850%
Weighted Average Maximum Interest Rate	14.377%	13.450%	15.850%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.500%	1.500%	1.500%
Weighted Average Months to Roll	23 months	14 months	36 months

Maturity Date		Oct 1 2035	Aug 1 2036
Maximum Zip Code Concentration	9.35%	98038

ARM	97.02%	Cash Out Refinance	47.65%
Fixed Rate	2.98%	Purchase	47.11%
		Rate/Term Refinance	5.24%
2/28 6 MO LIBOR IO	90.54%
3/27 6 MO LIBOR IO	6.48%	Condominium	6.32%
Fixed Rate IO	2.98%	PUD	33.60%
		Single Family	60.08%
Interest Only	100.00%
		Primary	100.00%
Prepay Penalty: 0 months	37.40%
Prepay Penalty: 24 months	38.59%	Top 5 States:
Prepay Penalty: 36 months	21.03%	California	28.80%
Prepay Penalty: 60 months	2.98%	Washington	28.13%
		Florida	12.29%
First Lien	100.00%	Maryland	10.61%
		Nevada	8.61%
Full Documentation	77.47%
Limited Documentation	5.30%	Not Bankruptcy	100.00%
No Income Verification	17.23%
		Not Section 32	100.00%

NATIONSTAR 2006-B

IO

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
100,000.01 - 150,000.00	2	264,649.62	6.88%	7.115	358	73.79	652
150,000.01 - 200,000.00	1	154,000.00	4.00%	7.180	358	58.11	614
200,000.01 - 250,000.00	8	1,805,586.38	46.94%	7.172	357	81.87	636
250,000.01 - 300,000.00	1	258,065.90	6.71%	6.450	359	80.00	642
300,000.01 - 350,000.00	3	1,004,977.26	26.12%	7.817	359	87.43	641
350,000.01 - 400,000.00	1	359,588.00	9.35%	8.240	359	90.00	571
Total	16	3,846,867.16	100.00%	7.388	358	82.45	632

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	3	690,697.90	17.95%	6.462	356	73.02	616
6.500 - 6.999	4	959,148.42	24.93%	6.741	358	82.92	660
7.000 - 7.499	3	600,050.00	15.60%	7.210	358	80.49	625
7.500 - 7.999	2	445,894.46	11.59%	7.750	359	85.00	619
8.000 - 8.499	3	807,396.38	20.99%	8.261	359	86.80	614
8.500 - 8.999	1	343,680.00	8.93%	8.850	359	90.00	658
Total	16	3,846,867.16	100.00%	7.388	358	82.45	632

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
550-574	1	359,588.00	9.35%	8.240	359	90.00	571
575-599	1	201,500.00	5.24%	6.490	350	47.41	584
600-624	7	1,507,411.04	39.19%	7.334	358	82.13	613
625-649	3	792,118.32	20.59%	6.780	359	83.84	645
650-674	1	343,680.00	8.93%	8.850	359	90.00	658
675-699	2	393,269.80	10.22%	7.663	358	80.55	683
700+	1	249,300.00	6.48%	6.700	360	90.00	720
Total	16	3,846,867.16	100.00%	7.388	358	82.45	632

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	1	201,500.00	5.24%	6.490	350	47.41	584
55.00- 59.99	1	154,000.00	4.00%	7.180	358	58.11	614
65.00- 69.99	1	150,000.00	3.90%	6.630	358	65.22	677
75.00- 79.99	1	204,538.58	5.32%	8.250	359	77.35	603
80.00	1	258,065.90	6.71%	6.450	359	80.00	642
80.01- 84.99	2	433,796.00	11.28%	6.943	358	81.87	625
85.00- 89.99	4	1,007,078.88	26.18%	7.144	358	86.31	626
90.00- 94.99	5	1,437,887.80	37.38%	7.967	359	90.40	644
Total	16	3,846,867.16	100.00%	7.388	358	82.45	632

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
360	16	3,846,867.16	100.00%	7.388	358	82.45	632
Total	16	3,846,867.16	100.00%	7.388	358	82.45	632

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
301-360	16	3,846,867.16	100.00%	7.388	358	82.45	632
Total	16	3,846,867.16	100.00%	7.388	358	82.45	632

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	1	243,269.80	6.32%	8.300	358	90.00	686
20.01 -25.00	1	201,500.00	5.24%	6.490	350	47.41	584
25.01 -30.00	2	345,781.62	8.99%	6.881	357	86.70	616
30.01 -35.00	1	258,065.90	6.71%	6.450	359	80.00	642
35.01 -40.00	5	1,049,888.58	27.29%	7.213	359	83.24	652
40.01 -45.00	2	383,796.00	9.98%	6.929	357	71.59	609
45.01 -50.00	3	1,004,977.26	26.12%	7.817	359	87.43	641
50.01 -55.00	1	359,588.00	9.35%	8.240	359	90.00	571
Total	16	3,846,867.16	100.00%	7.388	358	82.45	632

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	15	3,732,217.54	97.02%	7.377	358	82.37	632
Fixed Rate	1	114,649.62	2.98%	7.750	358	85.00	620
Total	16	3,846,867.16	100.00%	7.388	358	82.45	632

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR IO	14	3,482,917.54	90.54%	7.426	358	81.83	626
3/27 6 MO LIBOR IO	1	249,300.00	6.48%	6.700	360	90.00	720
Fixed Rate IO	1	114,649.62	2.98%	7.750	358	85.00	620
Total	16	3,846,867.16	100.00%	7.388	358	82.45	632

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	16	3,846,867.16	100.00%	7.388	358	82.45	632
Total	16	3,846,867.16	100.00%	7.388	358	82.45	632

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	6	1,438,565.70	37.40%	7.500	357	80.06	644
Prepay Penalty: 24 months	6	1,484,503.42	38.59%	7.594	359	82.53	608
Prepay Penalty: 36 months	3	809,148.42	21.03%	6.762	358	86.20	657
Prepay Penalty: 60 months	1	114,649.62	2.98%	7.750	358	85.00	620
Total	16	3,846,867.16	100.00%	7.388	358	82.45	632

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	16	3,846,867.16	100.00%	7.388	358	82.45	632
Total	16	3,846,867.16	100.00%	7.388	358	82.45	632

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	12	2,979,998.96	77.47%	7.163	358	81.77	630
Limited Documentation	1	204,000.00	5.30%	7.150	359	83.27	647
No Income Verification	3	662,868.20	17.23%	8.475	359	85.23	634
Total	16	3,846,867.16	100.00%	7.388	358	82.45	632

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	9	1,832,993.52	47.65%	6.868	358	81.66	640
Purchase	6	1,812,373.64	47.11%	8.015	359	87.15	629
Rate/Term Refinance	1	201,500.00	5.24%	6.490	350	47.41	584
Total	16	3,846,867.16	100.00%	7.388	358	82.45	632

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	1	243,269.80	6.32%	8.300	358	90.00	686
PUD	4	1,292,578.74	33.60%	7.919	359	86.72	621
Single Family	11	2,311,018.62	60.08%	6.996	357	79.27	633
Total	16	3,846,867.16	100.00%	7.388	358	82.45	632

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Primary	16	3,846,867.16	100.00%	7.388	358	82.45	632
Total	16	3,846,867.16	100.00%	7.388	358	82.45	632

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
California	4	1,108,067.00	28.80%	7.698	358	84.89	633
Florida	3	472,649.62	12.29%	7.305	358	75.49	630
Georgia	1	243,269.80	6.32%	8.300	358	90.00	686
Maryland	2	408,065.90	10.61%	6.516	359	74.57	655
Nevada	1	331,244.84	8.61%	7.750	359	85.00	619
New Jersey	1	201,500.00	5.24%	6.490	350	47.41	584
Washington	4	1,082,070.00	28.13%	7.288	359	90.01	624
Total	16	3,846,867.16	100.00%	7.388	358	82.45	632

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.500 - 3.999	1	154,000.00	4.13%	7.180	358	58.11	614
4.000 - 4.499	1	201,500.00	5.40%	6.490	350	47.41	584
4.500 - 4.999	4	980,547.90	26.27%	6.718	359	87.38	648
5.000 - 5.499	3	709,848.42	19.02%	6.756	358	80.43	639
5.500 - 5.999	1	204,000.00	5.47%	7.150	359	83.27	647
6.000 - 6.499	1	331,244.84	8.88%	7.750	359	85.00	619
6.500 - 6.999	3	807,396.38	21.63%	8.261	359	86.80	614
7.000 - 7.499	1	343,680.00	9.21%	8.850	359	90.00	658
Total	15	3,732,217.54	100.00%	7.377	358	82.37	632

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	3	690,697.90	18.51%	6.462	356	73.02	616
6.500 - 6.999	4	959,148.42	25.70%	6.741	358	82.92	660
7.000 - 7.499	3	600,050.00	16.08%	7.210	358	80.49	625
7.500 - 7.999	1	331,244.84	8.88%	7.750	359	85.00	619
8.000 - 8.499	3	807,396.38	21.63%	8.261	359	86.80	614
8.500 - 8.999	1	343,680.00	9.21%	8.850	359	90.00	658
Total	15	3,732,217.54	100.00%	7.377	358	82.37	632

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
13.000 -13.499	3	690,697.90	18.51%	6.462	356	73.02	616
13.500 -13.999	4	959,148.42	25.70%	6.741	358	82.92	660
14.000 -14.499	3	600,050.00	16.08%	7.210	358	80.49	625
14.500 -14.999	1	331,244.84	8.88%	7.750	359	85.00	619
15.000 -15.499	3	807,396.38	21.63%	8.261	359	86.80	614
15.500 -15.999	1	343,680.00	9.21%	8.850	359	90.00	658
Total	15	3,732,217.54	100.00%	7.377	358	82.37	632

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	15	3,732,217.54	100.00%	7.377	358	82.37	632
Total	15	3,732,217.54	100.00%	7.377	358	82.37	632

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	15	3,732,217.54	100.00%	7.377	358	82.37	632
Total	15	3,732,217.54	100.00%	7.377	358	82.37	632

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10/01/07	1	201,500.00	5.40%	6.490	350	47.41	584
05/01/08	2	460,928.00	12.35%	6.605	357	84.10	610
05/15/08	1	150,000.00	4.02%	6.630	358	65.22	677
06/01/08	4	969,372.22	25.97%	7.360	358	84.58	643
07/01/08	6	1,701,117.32	45.58%	7.867	359	85.18	622
08/01/09	1	249,300.00	6.68%	6.700	360	90.00	720
Total	15	3,732,217.54	100.00%	7.377	358	82.37	632

Arrearage	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.00	16	3,846,867.16	100.00%	7.388	358	82.45	632
Total	16	3,846,867.16	100.00%	7.388	358	82.45	632

Bankruptcy	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Not Bankruptcy	16	3,846,867.16	100.00%	7.388	358	82.45	632
Total	16	3,846,867.16	100.00%	7.388	358	82.45	632

Section 32	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Not Section 32	16	3,846,867.16	100.00%	7.388	358	82.45	632
Total	16	3,846,867.16	100.00%	7.388	358	82.45	632